UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

OSL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-108690	90-0828126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Dutch Hill Road, Suite 15 Orangeburg, NY 10962
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-419-4900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 26, 2012, OSL Holdings Inc. (“the Company”) issued a convertible promissory note (the “Note”) to Panache Capital, LLC (the “Payee”) for the principal sum of $25,000, together with 10% annum interest. The Note will be due on April 26, 2013. All past-due principal of the Note shall bear interest at 15%.  There is a 25% prepayment fee.

The Payee has the right to convert the Note, in its entirety or in part, into common stock of the Company. The conversion price will be based on a 25% discount to the average of the three lowest closing bid prices for the Company’s common stock during the ten trading days immediately preceding a conversion date. Besides the Note, there is no material relationship between the Company or its affiliates and the Payee.

The foregoing descriptions of the terms of the Note are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
4.1	Convertible promissory note issued to Panache Capital, LLC, dated April 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2012

OSL HOLDINGS INC.

By:	/s/ Eli Feder
Eli Feder Chief Executive Officer